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Pricing Supplement No. 25                                     Filing Under
                      ---                                     Rule 424(b)(2)
(To Prospectus Supplement dated June 4, 1997
including the Prospectus dated May 21, 1997)

Trade Date: 1/7/98                                            Registration
           -------------------                                File No.
                                                              333-27141



                              IKON Capital, Inc.
--------------------------------------------------------------------------------

                              Medium Term Notes


CUSIP: 45171EAM9
      ---------------------------------
Principal Amount: $ 25,000,000           Floating Rate Notes: N/A
                 ----------------------                      -----------------
Interest Rate (if fixed rate):   5.90%            Interest Rate Basis: N/A
                         --------------                              ---------
Interest Payment Date(s):     N/A            -Commercial Paper Rate:
                         --------------                             ----------
 (other than June 15 and December 15)        -Prime Rate:
                                                         ---------------------
Regular Record Date(s):       N/A            -LIBOR:
                       ----------------              -------------------------
 (other than May 31 and November 30)         -Treasury Rate:
                                                            ------------------
Stated Maturity: 01/12/00                    -CD Rate:
                -----------------------               ------------------------
Specified Currency: US DOLLARS               -Federal Funds Rate:
                   --------------------                         --------------
Applicable Exchange Rate (if any): N/A       -Other:
                                  -----               ------------------------
   US Dollar $1.00 = N/A
                    -------------------
Issue Price (as a percentage of
             principal amount): 100%       Index Maturity: N/A
                               --------                   --------------------
Selling Agent:                             Spread: N/A
  -Lehman Brothers:                               -----------------------------
                   ----------------        Spread Multiplier: N/A
  -Chase Securities, Inc.:                                    ------------------
                          ---------        Maximum Interest Rate: N/A
  -Goldman, Sachs & Co:     X                                    --------------
                       ------------        Minimum Interest Rate: N/A
  -Merrill Lynch & Co:                                           --------------
                      -------------        Initial Interest Rate: N/A
  -Other:                                                        --------------
         --------------------------          Interest Reset Date(s)
                                             (if semi-annually or annually):
Selling Agent's Commission (%): .25%
                               --------      ----------------------------------
Purchasing Agent: N/A                          Third Wednesday of: N/A
                 ----------------------                           -------------
Purchasing Agent's Discount or                   Interest Reset Date (if weekly
   Commission (%): N/A                           monthly, or quarterly):
                  ---------------------                                 -------
Type of Sale:                              Interest Determination Date(s): N/A
        As Agent: X   As Principal:                                      -----
                 ----              ----    Calculation Date(s): N/A
Net proceeds to the Company:$24,937,500                        ----------------
                            -----------    Calculation Agent: N/A
Settlement date                                              ------------------
  (original issue date):01/12/98           Interest Payment Date(s): N/A
                        ---------------                             -----------
Redemption Commencement                     (other than June 15 and December 15)
  Date (if any): N/A                       Regular Record Date(s): N/A
                -----------------------                           -------------
                                            (other than May 31 and November 30)
Redemption Period: N/A                     Interest Reset Period: N/A
                  ---------------------                          --------------

Exchange Rate Agent: N/A
                    -------------------
Original Issue Discount Security;
        Yes:    No: X
            ----   ----

Form:
        Book Entry: X   Certificated
                   ---              ---

Authorized by: /s/ J.F. Quinn
              ------------------------------------------------------